Exhibit 10(a)

ARCONIC INC.
TERMS AND CONDITIONS FOR RESTRICTED SHARE UNITS
ANNUAL DIRECTOR AWARDS
Effective December 5, 2017

These terms and conditions, including any Appendices attached hereto for non-U.S. directors (jointly, the "Award Terms"), are authorized by the Board of Directors. They are deemed to be incorporated into and form a part of every Award of Restricted Share Units issued as an annual equity award to a Director on or after December 5, 2017 under the 2013 Arconic Stock Incentive Plan, as amended and restated and as may be further amended from time to time (the "Plan").
Terms that are defined in the Plan have the same meanings in the Award Terms.
General Terms and Conditions
1. This Award of Restricted Share Units is granted as the Participant's annual equity award pursuant to the Company's Non-Employee Director Compensation Policy (the "Director Compensation Policy"). The number of Shares subject to this Award has been determined by dividing the dollar value of the annual equity award provided for under the Director Compensation Policy by the fair market value of a Share on the grant date, rounded to the nearest number of whole Shares. Restricted Share Units are subject to the provisions of the Plan and the provisions of the Award Terms. If the Plan and the Award Terms are inconsistent, the provisions of the Plan will govern. Interpretations of the Plan and the Award Terms by the Board are binding on the Participant and the Company. A Restricted Share Unit is an undertaking by the Company to issue the number of Shares indicated in the Participant's account at Merrill Lynch's OnLine® website www.benefits.ml.com, subject to the fulfillment of certain conditions, except to the extent otherwise provided in the Plan or herein. A Participant has no voting rights or rights to receive dividends on Restricted Share Units, but the Board of Directors may authorize that dividend equivalents be accrued on Restricted Share Units upon vesting in accordance with paragraphs 2 and 4 below. Any dividend equivalents on Restricted Share Units will be paid in the same manner and at the same time as the Restricted Share Units to which they relate, as set forth in paragraph 5 below.
Vesting and Payment
2. A Restricted Share Unit vests on the first anniversary date of the grant date, or, if earlier, the date of the next subsequent annual meeting of shareholders following the grant date.
3. Except as provided in paragraph 4, if a Participant's service with the Company is terminated before the Restricted Share Unit vests as provided in paragraph 2, a pro-rata portion of the Award will become vested, and the remainder of the Award will be forfeited and automatically canceled. With respect to a Participant who commenced service with the Company prior to or as of the date of the Company’s last annual meeting of shareholders, the pro-rata portion of the Award that will become vested will be that number of Restricted Share Units (rounded to the nearest whole number) calculated based on the ratio of (x) the number of days of service provided by the Participant during the period of service to which the applicable Award relates to (y) 365 days. With respect to a Participant who commenced service with the Company subsequent to the date of the Company’s last annual meeting of shareholders, the pro-rata portion of the Award that will become vested will be that number of Restricted Share Units (rounded to the nearest whole number) calculated based on the ratio of (x) the number of days of service provided by the Participant during the period of service to which the applicable Award relates to (y) 365 less the number of days between the date of the Company’s last annual meeting of shareholders and the date the Participant commenced service with the Company. For avoidance of doubt, the period of service to which an Award relates commences on the later of the Company’s annual meeting of shareholders for the applicable year and the date of the Participant’s commencement of service as a Director during such applicable year, and ends on the date of the Company’s next subsequent annual meeting of shareholders following the grant date of the Award.

4. The following are exceptions to the vesting rules:

•	Death: a Restricted Share Unit held by a Participant who dies while a Director is not forfeited but becomes fully vested as of the date of the Participant's death.

•
Change in Control: to the extent that (i) a Replacement Award is not provided to the Participant following a Change in Control; or (ii) the Participant’s service is not continued by the successor or survivor corporation in connection with or following such Change in Control, the Restricted Share Unit will become fully vested immediately prior to the consummation of the Change in Control subject to the Participant’s continued service through the date of such Change in Control.

5. Payment. A Participant will receive one Share upon payment of each vested Restricted Share Unit. Payment of vested Restricted Share Units is governed by the Arconic Inc. Amended and Restated Deferred Fee Plan for Directors (the "Deferred Fee Plan"). Except as otherwise set forth in the Deferred Fee Plan, payment of vested Restricted Share Units will occur upon the earlier of the Participant's "separation from service" (as defined in Section 409A of the Code and the Treasury Regulations thereunder) and the Participant's death, within the payment periods specified in the Deferred Fee Plan. In accordance with the deferral election provisions of the Deferred Fee Plan, the Participant may elect to receive payment of his or her vested Restricted Share Units in either a single lump sum or in up to ten (10) annual installments, except as otherwise required or recommended due to applicable local law or set forth in the Deferred Fee Plan. In the absence of such election by the Participant, a vested Restricted Share Unit will be paid in a single lump sum.
Taxes
6. The Participant acknowledges that the Participant will consult with his or her personal tax advisor regarding any income tax, social security contributions or other tax-related items ("Taxes") that arise in connection with the Restricted Share Units. The Participant is relying solely on such advisor and is not relying in any part on any statement or representation of the Company or any of its agents. The Company shall not be responsible for withholding any applicable Taxes, unless required by applicable law. The Company may take such action as it deems appropriate to ensure that all Taxes, which are the Participant’s sole and absolute responsibility, are withheld or collected from the Participant, if and to the extent required by applicable law. In this regard, the Company will have the power and the right to require the Participant to remit to the Company the amount necessary to satisfy federal, state and local taxes, U.S. or non-U.S., required by law or regulation to be withheld with respect to any taxable event arising as a result of the Restricted Share Units. Notwithstanding the foregoing, unless otherwise determined by the Board, any obligation to withhold Taxes will be met by the Company by withholding from the Shares to be issued upon payment of the Restricted Share Unit that number of Shares with a fair market value on the payment date equal to the Taxes required to be withheld at the minimum required rates or, to the extent permitted under applicable accounting principles, at up to the maximum individual tax rate for the applicable tax jurisdiction.
Beneficiaries
7. If permitted by the Company, the Participant will be entitled to designate one or more beneficiaries to receive all Restricted Share Units that have not yet vested or that have vested but have not been paid at the time of death of the Participant. All beneficiary designations will be on beneficiary designation forms approved for the Plan. Copies of the form are available from the Communications Center on Merrill Lynch's OnLine® website www.benefits.ml.com.
8. Beneficiary designations on an approved form will be effective at the time received by the Communications Center on Merrill Lynch's OnLine® website www.benefits.ml.com. A Participant may revoke a beneficiary designation at any time by written notice to the Communications Center on Merrill Lynch's OnLine® website www.benefits.ml.com or by filing a new designation form. Any designation form previously filed by a Participant will be automatically revoked and superseded by a later-filed form.
9. A Participant will be entitled to designate any number of beneficiaries on the form, and the beneficiaries may be natural or corporate persons.

10. The failure of any Participant to obtain any recommended signature on the form will not prohibit the Company from treating such designation as valid and effective. No beneficiary will acquire any beneficial or other interest in any Restricted Share Unit prior to the death of the Participant who designated such beneficiary.
11. Unless the Participant indicates on the form that a named beneficiary is to receive Restricted Share Units only upon the prior death of another named beneficiary, all beneficiaries designated on the form will be entitled to share equally in the Restricted Share Units. Unless otherwise indicated, all such beneficiaries will have an equal, undivided interest in all such Restricted Share Units.
12. Should a beneficiary die after the Participant but before the Restricted Share Unit is paid, such beneficiary's rights and interest in the Award will be transferable by the beneficiary's last will and testament or by the laws of descent and distribution. A named beneficiary who predeceases the Participant will obtain no rights or interest in a Restricted Share Unit, nor will any person claiming on behalf of such individual. Unless otherwise specifically indicated by the Participant on the beneficiary designation form, beneficiaries designated by class (such as "children," "grandchildren" etc.) will be deemed to refer to the members of the class living at the time of the Participant's death, and all members of the class will be deemed to take "per capita."
13. If a Participant does not designate a beneficiary or if the Company does not permit a beneficiary designation, the Restricted Share Units that have not yet vested or been paid at the time of death of the Participant will be paid to the Participant's legal heirs pursuant to the Participant's last will and testament or by the laws of descent and distribution.
Adjustments
14. In the event of an Equity Restructuring, the Board will equitably adjust the Restricted Share Unit as it deems appropriate to reflect the Equity Restructuring, which may include (i) adjusting the number and type of securities subject to the Restricted Share Unit; and (ii) adjusting the terms and conditions of the Restricted Share Unit. The adjustments provided under this paragraph 14 will be nondiscretionary and final and binding on all interested parties, including the affected Participant and the Company; provided that the Board will determine whether an adjustment is equitable.
Miscellaneous Provisions
15. Stock Exchange Requirements; Applicable Laws. Notwithstanding anything to the contrary in the Award Terms, no Shares issuable upon vesting and payment of the Restricted Share Units, and no certificate representing all or any part of such Shares, shall be issued or delivered if, in the opinion of counsel to the Company, such issuance or delivery would cause the Company to be in violation of, or to incur liability under, any securities law, or any rule, regulation or procedure of any U.S. national securities exchange upon which any securities of the Company are listed, or any listing agreement with any such securities exchange, or any other requirement of law or of any administrative or regulatory body having jurisdiction over the Company or a Subsidiary.
16. Shareholder Rights. No person or entity shall be entitled to vote, receive dividends or be deemed for any purpose the holder of any Shares until the Restricted Share Unit shall have vested and been paid in the form of Shares in accordance with the provisions of the Award Terms.
17. Notices. Any notice required or permitted under the Award Terms shall be in writing and shall be deemed sufficient when delivered personally or sent by confirmed email, telegram, or fax or five days after being deposited in the mail, as certified or registered mail, with postage prepaid, and addressed to the Company at the Company's principal corporate offices or to the Participant at the address maintained for the Participant in the Company's records or, in either case, as subsequently modified by written notice to the other party.
18. Severability and Judicial Modification. If any provision of the Award Terms is held to be invalid or unenforceable under the applicable laws of any country, state, province, territory or other political subdivision or the Company elects not to enforce such restriction, the remaining provisions shall remain in full force and effect and the invalid or unenforceable provision shall be modified only to the extent necessary to render that provision valid and enforceable to the fullest extent permitted by law. If the invalid or unenforceable provision cannot be, or is not, modified, that provision shall be severed from the Award Terms and all other provisions shall remain valid and enforceable.
19. Successors. The Award Terms shall be binding upon and inure to the benefit of the Company and its successors and assigns, on the one hand, and the Participant and his or her heirs, beneficiaries, legatees and personal representatives, on the other hand.
20. Appendices. Notwithstanding any provisions in the Award Terms, to the extent that there are Participants residing and/or providing services outside the United States, the Restricted Share Unit shall be subject to the additional terms and conditions previously adopted by the Board and set forth in Appendix A to the Award Terms and to any special terms and conditions previously adopted by the Board for the Participant's country and set forth in Appendix B to the Award Terms. Moreover, if the Participant relocates outside the United States or relocates between the countries included in Appendix B, subject to compliance with Section 409A of the Code, the additional terms and conditions set forth in Appendix A and the special terms and conditions for such country set forth in Appendix B will apply to the Participant, to the extent the Company determines that the application of such terms and conditions is necessary or advisable for legal or administrative reasons. The Appendices constitute part of the Award Terms.
21. Imposition of Other Requirements. The Company reserves the right to impose other requirements on the Participant's participation in the Plan, on the Restricted Share Unit and on any Shares acquired under the Plan, to the extent the Company determines it is necessary or advisable for legal or administrative reasons, and to require the Participant to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.
22. Compliance with Code Section 409A. It is intended that the Restricted Share Unit granted pursuant to the Award Terms be compliant with Section 409A of the Code and the Award Terms shall be interpreted, construed and operated to reflect this intent. Notwithstanding the foregoing, the Award Terms and the Plan may be amended at any time, without the consent of any party, to the extent necessary or desirable to satisfy any of the requirements under Section 409A of the Code, but the Company shall not be under any obligation to make any such amendment. Further, the Company and its Subsidiaries do not make any representation to the Participant that the Restricted Share Unit granted pursuant to the Award Terms satisfies the requirements of Section 409A of the Code, and the Company and its Subsidiaries will have no liability or other obligation to indemnify or hold harmless the Participant or any other party for any tax, additional tax, interest or penalties that the Participant or any other party may incur in the event that any provision of the Award Terms or any amendment or modification thereof or any other action taken with respect thereto, is deemed to violate any of the requirements of Section 409A of the Code.
23. Waiver. A waiver by the Company of breach of any provision of the Award Terms shall not operate or be construed as a waiver of any other provision of the Award Terms, or of any subsequent breach by the Participant or any other Participant.
24. No Advice Regarding Award. The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding the Participant's participation in the Plan, or the Participant's acquisition or sale of the underlying Shares. The Participant is hereby advised to consult with the Participant's own personal tax, legal and financial advisors regarding the Participant's participation in the Plan before taking any action related to the Plan.
25. Governing Law and Venue. As stated in the Plan, the Restricted Share Unit and the provisions of the Award Terms and all determinations made and actions taken thereunder, to the extent not otherwise governed by the laws of the United States, shall be governed by the laws of the State of New York, United States of America, without reference to principles of conflict of laws, and construed accordingly. The jurisdiction and venue for any disputes arising under, or any actions brought to enforce (or otherwise relating to), the Restricted Share Unit will be exclusively in the courts in the State of New York, County of New York, including the Federal Courts located therein (should Federal jurisdiction exist).

26. Electronic Delivery and Acceptance. The Company may, in its sole discretion, decide to deliver any documents related to current or future participation in the Plan by electronic means. The Participant hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company.
27. Entire Agreement. The Award Terms and the Plan embody the entire understanding and agreement of the parties with respect to the subject matter hereof, and no promise, condition, representation or warranty, express or implied, not stated or incorporated by reference herein, shall bind either party hereto.
Acceptance of Award
28. In accordance with Section 15(c) of the Plan (as in effect at the grant date), the Participant may reject the Restricted Share Unit by notifying the Company within 30 days of the grant date that he or she does not accept the Restricted Share Unit. The Participant's acceptance of the Restricted Share Unit constitutes the Participant's acceptance of and agreement with the Award Terms. Notwithstanding the foregoing, if required by the Company, the Participant will provide a signed copy of the Award Terms in such manner and within such timeframe as may be requested by the Company. The Company has no obligation to issue Shares to the Participant if the Participant does not accept the Restricted Share Unit.

APPENDIX A
TO THE ARCONIC INC.
2013 Stock Incentive Plan
Terms and Conditions for Restricted Share Units
For Non-U.S. Participants

Available upon request to Arconic’s Corporate Secretary.

A-1

APPENDIX B
TO THE ARCONIC INC.
2013 Stock Incentive Plan
Terms and Conditions for Restricted Share Units
For Non-U.S. Participants

Available upon request to Arconic’s Corporate Secretary.

B-1